Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of CBL International Limited and Subsidiaries of our report dated April 17, 2026, relating to the consolidated financial statements for the years ended December 31, 2025 and 2024, which appears in CBL International Limited Annual Report on Form 20-F for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ MRI Moores Rowland LLP

Singapore

April 17, 2026